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As filed with the Securities and Exchange Commission on July 12, 2016

Registration Statement No. 333-211568

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jones Energy, Inc.*
Jones Energy Holdings, LLC
Jones Energy Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	80-0907968 27-1495091 32-0436247 (I.R.S. Employer Identification No.)

807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Robert J. Brooks
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael L. Bengtson
Mollie Duckworth
Baker Botts L.L.P.
98 San Jacinto Blvd., Suite 1500
Austin, Texas 78701
(512) 322-2500

*GUARANTORS

Exact name of registrant as specified in its charter(1)	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification No.
Nosley Assets, LLC	Delaware	35-2456460
Jones Energy, LLC	Delaware	75-2458861

(1)
The address for each registrant's principal executive office is 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, and the telephone number of each registrant's principal executive office is (512) 328-2953.

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

               If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fees(3)

Debt Securities(4)

Guarantees of Debt Securities(4)

Class A Common Stock, par value $0.001 per share

Preferred Stock, par value $0.001 per share

Depositary Shares(5)

Warrants

Units

Purchase Contracts

Total:	N/A	N/A	$150,000,000	$15,105

(1)
This registration statement covers an indeterminate number or amount of debt securities, guarantees of debt securities, Class A common stock, preferred stock, depositary shares, warrants, units and purchase contracts as may from time to time be issued by the registrants, which together shall have an aggregate initial offering price not to exceed $150,000,000. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o). In connection with the filing of this Registration Statement on May 25, 2016, the registrant paid the filing fee of $15,105.

(4)
The direct and indirect subsidiaries of Jones Energy, Inc. set forth above under "Guarantors" may be guarantors of some or all of the debt securities registered hereunder and, therefore, have been listed as Co-Registrants for the purpose of providing guarantees, if any, relating to the debt securities registered hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)
Depositary shares will represent fractional interests in the preferred stock registered hereby.

               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 12, 2016

Preliminary Prospectus

Jones Energy, Inc.
Jones Energy Holdings, LLC
Jones Energy Finance Corp.
Nosley Assets, LLC
Jones Energy, LLC

$150,000,000 of
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Purchase Contracts

        We may offer from time to time Class A common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, units or purchase contracts. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

        We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "JONE."

        Investing in our securities involves a high degree of risk. You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 3 of this prospectus for information on certain risks related to the purchase of our securities before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2016

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $150,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to "Jones Energy," "we," "our," "us," the "Company," "JONE" or like refer to Jones Energy, Inc. and its subsidiaries. References to "JEH LLC" means Jones Energy Holdings, LLC. References to "FinCorp" refer to Jones Energy Finance Corp. References to "Subsidiary Guarantors" means Nosley Assets, LLC and Jones Energy, LLC. References to "Metalmark Capital" are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. References to the "Jones family" or "Jones Family Entities" are to entities directly or indirectly controlled by Jonny Jones, our chairman and chief executive officer and/or his immediate family.

ABOUT JONES ENERGY, INC.

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our Chief Executive Officer, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011.

        Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma: (i) the Anadarko Basin—targeting the liquids-rich Cleveland, Granite

Wash, Tonkawa and Marmaton formations; and (ii) the Arkoma Basin—targeting the Woodford shale formation. We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in the Cleveland and Woodford shale formations.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) is a holding company that was incorporated as a Delaware corporation on March 25, 2013 for the purpose of facilitating an initial public offering ("IPO") of common equity and to become the sole managing member of JEH LLC. JONE's principal asset is a controlling equity interest in JEH LLC. On July 23, 2013, a registration statement filed on Form S-1 with the SEC related to shares of Class A common stock of JONE was declared effective. The IPO closed on July 29, 2013. Prior to the IPO, JONE had not engaged in any business or other activities except in connection with its formation and the IPO.

        After the effective date of the registration statement but prior to the completion of the IPO, the limited liability company agreement of JEH LLC was amended and restated to modify its capital structure by replacing the different classes of interests previously held by JEH LLC owners with a single new class of units called "JEH LLC Units." In addition, each JEH LLC Unit holder received one share of our Class B common stock. We also entered into an Exchange Agreement under which the owners of JEH LLC have the right to exchange their JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. See "Exchange of JEH LLC Units and Class B Common Stock." These transactions are collectively referred to as the "Reorganization Transactions."

        JONE, as a result of the IPO and the related Reorganization Transactions, became the sole managing member of, and has a controlling equity interest in, JEH LLC. As the sole managing member of JEH LLC, JONE operates and controls all of the business and affairs of JEH LLC and, through JEH LLC and its subsidiaries, conducts our business. JONE consolidates the financial results of JEH LLC and its subsidiaries, and records noncontrolling interests for the economic interest in JEH LLC held by the JEH LLC Unit holders.

        See "Note 1. Organization and Description of Business—Organization" in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 (our "2015 Annual Report") for additional information on our corporate structure.

Company Information

        Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953. Our website address is www.jonesenergy.com. The information on our website is not part of this prospectus.

THE SUBSIDIARY GUARANTORS

        The Subsidiary Guarantors may unconditionally guarantee the debt securities. The Subsidiary Guarantors may alternatively co-issue the debt securities registered herein. JONE may also guarantee debt securities issued by JEH LLC or FinCorp.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2015 Annual Report and in our Quarterly Reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the Ratios of Earnings to Fixed Charges for us for each of the periods indicated. We have not issued any preferred stock as of the date of this prospectus, and therefore there were no preferred stock dividends paid or accrued during the periods presented below.

		Fiscal Year Ended December 31,
	Three Months Ended March 31, 2016
		2015		2014	2013	2012		2011
Ratio of Earnings to Fixed Charges(1)	5.0	—	(2)	7.0	1.7	—	(3)	3.7

(1)
For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as interest expense, the amortization of deferred financing costs, and a portion of rent expense on operating leases representative of an interest factor.

(2)
Earnings for the year ended December 31, 2015 were insufficient to cover fixed charges by approximately $11.9 million.

(3)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately $2.6 million.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

EXCHANGE OF JEH LLC UNITS AND CLASS B COMMON STOCK

        On July 29, 2013, we entered into an Exchange Agreement with the holders of JEH LLC Units. See "About Jones Energy, Inc.—Our Corporate Structure." Pursuant to and subject to the terms of the Exchange Agreement and the Third Amended and Restated Limited Liability Company Agreement of JEH LLC, holders of JEH LLC Units, at any time and from time to time, may exchange one or more JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. In connection with each exchange, JEH LLC will deliver to us a number of JEH LLC Units surrendered by the exchanging holder, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as holders exchange their JEH LLC Units and Class B common stock for Class A common stock, our interest in JEH LLC will increase.

        We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be general unsecured obligations of JEH LLC and/or FinCorp. JEH LLC and/or FinCorp will issue senior debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. JEH LLC and/or FinCorp will issue subordinated debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us" or "our" refer to the issuer of the debt securities, Jones Energy, Inc., Jones Energy Holdings, LLC or Jones Energy Finance Corp., as applicable, only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        The senior debt securities will constitute the issuer's senior unsecured indebtedness and will rank equally in right of payment with all of the issuer's other unsecured and unsubordinated debt and senior in right of payment to all of the issuer's subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, the issuer's secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of the issuer's senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time.

        Each issuer currently conducts its operations through subsidiaries, and its operating income and cash flow are generated by its subsidiaries. As a result, cash the issuer obtains from the issuer's subsidiaries is the principal source of funds necessary to meet the issuer's debt service obligations. Contractual provisions or laws, as well as the issuer's subsidiaries' financial condition and operating requirements, may limit the issuer's ability to obtain cash from the issuer's subsidiaries that the issuer requires to pay the issuer's debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of the issuer's subsidiaries on their assets and earnings.

        If specified in the prospectus supplement, the debt securities will be general obligations of the issuer's subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

        Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require it to repurchase their securities in the event of a decline in the issuer's credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the issuer of the debt securities;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the price at which the issuer will issue the debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

  •
  whether the issuer's subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

  •
  the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

  •
  whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not inconsistent with the applicable indenture.

        The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless the issuer informs you otherwise in the prospectus supplement, the issuer may not make any payment of principal of or any premium or interest on the subordinated debt securities if the issuer fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect the issuer's obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that the issuer may incur. As a result of the subordination of the subordinated debt securities, if the issuer becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless the issuer informs you otherwise in the prospectus supplement, "Senior Debt" will mean all of the issuer's indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or the issuer's other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

        If specified in the prospectus supplement, the issuer's payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of its subsidiaries. JONE may also guarantee debt securities issued by JEH LLC or FinCorp. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the issuer's subsidiaries or JONE, the applicable subsidiaries and/or JONE will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the issuer's subsidiaries and/or JONE.

        The obligations of JONE and each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that entity and any collections from or payments made by or on behalf of any other guarantor in respect of its obligations under its guarantee.

        Each indenture may restrict consolidations or mergers with or into a guarantor or provide for the release of JONE or a subsidiary from a guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

        If a series of debt securities is guaranteed by any of the issuer's future subsidiaries and is designated as subordinate to the issuer's senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary's senior debt and will be subordinated to any guarantees by those subsidiaries of the issuer's senior debt. See "—Subordination."

Consolidation, Merger and Sales of Assets

        The indentures generally permit a consolidation or merger involving the issuer. They also permit the issuer to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of the issuer's assets. Each issuer has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of its assets to any entity unless:

  •
  if the issuer is not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of the issuer's covenants and obligations under the indentures, and

  •
  immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

        This covenant will not apply to any merger of another entity into the issuer. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for the issuer and may exercise all of the issuer's rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as the issuer in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of the issuer's obligations and covenants under the applicable indenture and the debt securities, the issuer will be relieved of all such obligations.

Events of Default

        Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  the issuer's failure to pay interest on any debt security of that series for 30 days when due;

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  the issuer's failure to pay principal of or any premium on any debt security of that series when due;

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  the issuer's failure to deposit any sinking fund payment for 30 days when due;

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  the issuer's failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of the issuer; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 60 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer's company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

        The indentures require the issuer to furnish to the trustee annually a statement as to the issuer's performance of certain of the issuer's obligations under the indentures and as to any default in performance.

Modification and Waiver

        The issuer and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

  •
  waive a continuing default or event of default regarding any payment on the debt securities; or

  •
  if applicable, make any change that materially and adversely affects the right to convert any debt security.

        The issuer and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the issuer's obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuer has under the indenture;

  •
  to add events of default with respect to any series of debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of the issuer's obligations under an indenture. If the issuer deposits with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at the issuer's option, either of the following will occur:

  •
  the issuer will be discharged from the issuer's obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under "—Consolidation, Merger and Sales of Assets" and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer's obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Satisfaction and Discharge.    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to the issuer of excess money or government securities, when either:

  •
  all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

  •
  all outstanding debt securities of that series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year; and

  •
  the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustees

        The issuer will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then the issuer's creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with the issuer. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

        Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At the issuer's option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless the issuer informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless the issuer informs you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to the issuer upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to the issuer, holders entitled to the money must look to it for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

        The issuer will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by the issuer. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. The issuer will not charge a service charge for any registration of transfer or exchange of the debt securities. The issuer may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

        The issuer will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the issuer initially designates, the issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The issuer is required to maintain an office or agency for transfers and exchanges in each place of payment. The issuer may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, the issuer will not be required to register the transfer or exchange of:

  •
  any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

        The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding, 600,000,000 shares of Class A common stock, par value $0.001 per share, of which 30,818,210 shares were outstanding, and 150,000,000 shares of Class B common stock, par value $0.001 per share, of which 31,230,213 shares were issued and outstanding.

        The following summary of the capital stock and certificate of incorporation and bylaws of Jones Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        We may offer and sell from time to time, in one or more primary offerings, shares of our Class A common stock.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. Shares of Class A common stock may not be split or combined unless the outstanding shares of Class B common stock are proportionately split or combined. Dividends on Class A common stock in the form of common stock (or securities convertible into or exercisable or exchangeable for common stock) may be paid only in the form of Class A common stock (or securities convertible or exchangeable for Class A common stock) and on a proportionate basis with a corresponding stock dividend on Class B common stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Shares of Class B common stock may not be split or combined unless the outstanding shares of Class A common stock are proportionately split or combined. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Jones Energy, Inc.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time one or more series of preferred stock, par value $0.001 per share, out of the unissued shares of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the powers, preferences, rights, qualifications, limitations and restrictions of such series which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Registration Rights and Stockholders Agreement

        On July 29, 2013, we entered into a registration rights and stockholders agreement with Metalmark and the Jones Family Entities, to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for JEH LLC Units in the circumstances described below. This agreement provides Metalmark and the Jones Family Entities with the right to require us, at our expense, to register shares of our Class A common stock that are issuable upon exchange of JEH LLC Units (and an equal number of shares of our Class B common stock) for shares of our Class A common stock. The agreement also provides that we pay certain expenses of Metalmark and the Jones Family Entities relating to such registrations and indemnify them against certain liabilities, which may arise under the Securities Act.

        Demand Rights.    Subject to certain limitations, Metalmark and the Jones Family Entities have the right, by delivering written notice to us from either the majority in interest of the holders of the Jones Family Entities or the majority in interest of the holders of Metalmark Capital, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 10 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to, as soon as reasonably practicable, effect the registration of all securities with respect to which we receive a written request.

        Piggyback Rights.    Any holder of registrable shares of Class A common stock will be entitled to request to participate in, or "piggyback" on, registrations of any of our securities for sale by us. This piggyback right will apply to any registration other than a demand registration described above or a registration on Form S-4 or S-8.

        Conditions and Limitations.    The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for a reasonable period of time if the board determines that such disclosure would have a material adverse effect on the Company.

        If requested by the lead underwriter or underwriters, as applicable, holders of securities with registration rights will not be able to make any sale of our equity securities (including sales under Rule 144) or give any demand notice during a period commencing on the date of the request and continuing for a period not to exceed 90 days, or such shorter period as may be requested by the underwriters. The lead underwriters for the relevant offering may agree to shorten this period.

        Expenses and Indemnification.    In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the registration rights agreement.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make more difficult an acquisition of us or control of us by means of a tender offer, proxy contest or otherwise, or removal of our incumbent directors and officers. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Amended and restated certificate of incorporation and amended and restated bylaws.    Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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  provide for a maximum of 11 directors and provide that the authorized number of directors at any given time may be fixed only by resolution of the board of directors with the approval of a majority of the total number of directors;

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of Class B common stock with respect to the Class B common stock or the holders of any series of preferred stock with respect to such series;

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  provide that all vacancies, including newly created directorships, may be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board of directors and not by stockholders (subject to the rights of holders of preferred stock);

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  provide that directors may be removed only for cause (as defined in the amended and restated certificate of incorporation) and only by the affirmative vote of holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide for our board of directors to be divided into three classes of directors, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors; and

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, which notice must satisfy various requirements as to form and content.

Choice of Forum

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, subject to specified exceptions for subject matter jurisdiction for other Delaware courts, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee or agent to us, our stockholders, creditors or other constituents; (iii) any action asserting a claim against us or any of our directors and officers arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Our amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers, and we intend to enter into indemnification agreements with each of our future directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Metalmark Capital and any of its respective officers, directors, agents, shareholders, members and partners (other than us and our subsidiaries) (each a "specified party"). Additionally, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which a specified party (other than us and our subsidiaries) participates or desires or seeks to participate in, unless any such business opportunity, transaction or matter is offered in writing solely to a specified party who is one of our directors or officers and is offered such opportunity solely in his or her capacity as one of our directors or officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "JONE."

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, debt securities, or depositary shares, or any combination of the foregoing. Warrants may be issued independently or together with any common stock, preferred stock, debt securities or other securities described herein and may be attached to or separate from the common stock, preferred stock, debt securities or other such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants offered;

  •
  the designation, number and terms of the common stock, preferred stock, debt securities or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

  •
  securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the Indenture.

 PLAN OF DISTRIBUTION

        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than Class A common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at www.jonesenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 9, 2016, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2016 Annual Meeting of Shareholders filed on March 31, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (filed on May 6, 2016);

  •
  our Current Reports on Form 8-K filed on January 13, 2016, May 4, 2016 and May 25, 2016; and

  •
  the description of our Class A common stock contained in our Form 8-A filed on July 17, 2013, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Jones Energy, Inc.
Attention: Investor Relations
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "plan," "seek," "good," "strategy," "forecast," "future," "likely," "should," "aim," "continue," "objective," "prospective," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

  •
  business strategy;

  •
  estimated current and future net reserves and present value thereof;

  •
  drilling and completion of wells including our identified drilling locations;

  •
  cash flows and liquidity;

  •
  financial strategy, budget, projections and operating results;

  •
  future prices and change in prices for oil, natural gas and NGLs;

  •
  customers' elections to reject ethane and include it as part of the natural gas stream;

  •
  timing and amount of future production of oil and natural gas;

  •
  availability and cost of drilling, completion and production equipment;

  •
  availability and cost of oilfield labor;

  •
  the amount, nature and timing of capital expenditures, including future development costs;

  •
  ability to fund our capital expenditure budget;

  •
  availability and terms of capital;

  •
  development results from our identified drilling locations;

  •
  ability to generate returns and pursue opportunities;

  •
  marketing of oil, natural gas and NGLs;

  •
  property acquisitions and dispositions;

  •
  the availability, cost and terms of, and competition for mineral leases and other permits and rights-of-way and our ability to maintain mineral leases;

  •
  costs of developing our properties and conducting other operations;

  •
  general economic conditions, including the levels of supply and demand for oil, natural gas and NGLs, and the commodity price environment;

  •
  competitive conditions in our industry;

  •
  effectiveness of our risk management activities;

  •
  estimates of future potential impairments;

  •
  environmental and endangered species regulation and liabilities;

  •
  counterparty credit risk;

  •
  the extent and effect of any hedging activities engaged in by us;

  •
  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations, and laws and regulations with respect to derivatives and hedging activities;

  •
  developments in oil-producing and natural gas-producing countries;

  •
  uncertainty regarding our future operating results;

  •
  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

  •
  technology; and

  •
  plans, objectives, expectations and intentions contained in this report that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price levels and volatility, inflation, the cost of oil field equipment and services, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our 2015 Annual Report, in our Quarterly Reports on Form 10-Q and in the other documents we incorporate by reference herein.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2015, 2014 and 2013. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$15,105
Printing and engraving expenses			*
Accounting fees and expenses			*
Legal fees and expenses			*
Miscellaneous			*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL Law. Section 145(e) of the DGCL further provides that such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        Our amended and restated bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or executive officers or, while a director or executive officer, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws further provide for the advancement of expenses to each of our executive officers and directors.

        Our amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

        We have obtained directors' and officers' insurance to cover our directors and officers for certain liabilities.

        We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our amended and restated certificate of incorporation or amended and restated bylaws.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Jones Energy, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Exhibits
1.1	†	Form of Underwriting Agreement.
2.1
Purchase and Sale Agreement by and between Sabine Mid-Continent LLC, as seller, and Jones Energy Holdings, LLC, as purchaser, dated as of November 22, 2013 (incorporated by reference to Exhibit 2.2 to Jones Energy, Inc.'s Annual Report on Form 10-K filed on March 14, 2014).
4.1		Amended and Restated Certificate of Incorporation of Jones Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 30, 2013).
4.2		Amended and Restated Bylaws of Jones Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on July 30, 2013).
4.3
Indenture, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Jones Energy, Inc.'s Current Report on Form 8-K filed on April 1, 2014).
4.4
Registration Rights Agreement, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Citigroup Global Markets Inc., as the sole representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.'s Current Report on Form 8-K filed on April 1, 2014).
4.5		Form of Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1/A, File No. 333-188896, filed on July 11, 2013).
4.6		Registration Rights and Stockholders Agreement, dated as of July 29, 2013 (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on July 30, 2013).
4.7
Indenture, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Jones Energy, Inc.'s Current Report on Form 8-K filed on February 27, 2015).
4.8
Registration Rights Agreement, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.'s Current Report on Form 8-K filed on February 27, 2015).
4.9	*	Form of Senior Indenture
4.10	*	Form of Subordinated Indenture
4.11	†	Form of Warrant Agreement
4.12	†	Form of Warrant Certificate

Exhibit Number		Exhibits
4.13	†	Form of Unit Agreement
4.14	†	Form of Unit Certificate
4.15	†	Form of Purchase Contract Agreement
4.16	†	Form of Purchase Contract
4.17	†	Form of Depositary Receipt
4.18	†	Form of Depositary Agreement
4.19	†	Form of Certificate of Designations of Preferred Stock
5.1	**	Opinion of Baker Botts L.L.P.
12.1	*	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	**	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of Cawley, Gillespie & Associates, Inc.
23.3	**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	*	Powers of Attorney (contained on signature page).
25.1	***	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended.
25.2	***	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended.

†
To be filed by amendment or as an exhibit to a current report on Form 8-K of Jones Energy, Inc.

*
Previously filed as an exhibit to our Registration Statement (File No. 333-211569) on Form S-3 as filed on May 25, 2016.

**
Filed herewith.

***
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          6.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     The undersigned registrant hereby undertakes that:

              (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          8.     If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          9.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 12, 2016.

JONES ENERGY, INC.
By:	/s/ JONNY JONES Jonny Jones Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name		Title	Date

/s/ JONNY JONES Jonny Jones		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 12, 2016
* Mike S. McConnell		Director and President	July 12, 2016
/s/ ROBERT J. BROOKS Robert J. Brooks		Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	July 12, 2016
* Howard I. Hoffen		Director	July 12, 2016
* Gregory D. Myers		Director	July 12, 2016
* Halbert S. Washburn		Director	July 12, 2016
* Alan D. Bell		Director	July 12, 2016
* Robb L. Voyles		Director	July 12, 2016
*By:	/s/ JONNY JONES Jonny Jones Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas on July 12, 2016.

JONES ENERGY HOLDINGS, LLC
By:	/s/ JONNY JONES Jonny Jones Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy Holdings, LLC	Date

/s/ JONNY JONES Jonny Jones	Chief Executive Officer (Principal Executive Officer)	July 12, 2016
/s/ ROBERT J. BROOKS Robert J. Brooks	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	July 12, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on July 12, 2016.

JONES ENERGY FINANCE CORP.
By:	/s/ JONNY JONES Jonny Jones Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title with Jones Energy Finance Corp.	Date

/s/ JONNY JONES Jonny Jones		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 12, 2016
* Mike S. McConnell		Director and President	July 12, 2016
/s/ ROBERT J. BROOKS Robert J. Brooks		Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	July 12, 2016
* Howard I. Hoffen		Director	July 12, 2016
* Gregory D. Myers		Director	July 12, 2016
*By:	/s/ JONNY JONES Jonny Jones Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on July 12, 2016.

JONES ENERGY, LLC
By:	/s/ JONNY JONES Jonny Jones Chief Executive Officer
NOSLEY ASSETS, LLC
By:	/s/ JONNY JONES Jonny Jones Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title with Jones Energy, LLC and Nosley Assets, LLC	Date

/s/ JONNY JONES Jonny Jones	Chief Executive Officer (Principal Executive Officer)	July 12, 2016
/s/ ROBERT J. BROOKS Robert J. Brooks	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	July 12, 2016

EXHIBIT INDEX

Exhibit Number		Exhibits
1.1	†	Form of Underwriting Agreement.
2.1
Purchase and Sale Agreement by and between Sabine Mid-Continent LLC, as seller, and Jones Energy Holdings, LLC, as purchaser, dated as of November 22, 2013 (incorporated by reference to Exhibit 2.2 to Jones Energy, Inc.'s Annual Report on Form 10-K filed on March 14, 2014).
4.1		Amended and Restated Certificate of Incorporation of Jones Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 30, 2013).
4.2		Amended and Restated Bylaws of Jones Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on July 30, 2013).
4.3
Indenture, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Jones Energy, Inc.'s Current Report on Form 8-K filed on April 1, 2014).
4.4
Registration Rights Agreement, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Citigroup Global Markets Inc., as the sole representative of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.'s Current Report on Form 8-K filed on April 1, 2014).
4.5		Form of Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1/A, File No. 333-188896, filed on July 11, 2013).
4.6		Registration Rights and Stockholders Agreement, dated as of July 29, 2013 (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on July 30, 2013).
4.7
Indenture, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Jones Energy, Inc.'s Current Report on Form 8-K filed on February 27, 2015).
4.8
Registration Rights Agreement, dated February 23, 2015, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.2 to Jones Energy, Inc.'s Current Report on Form 8-K filed on February 27, 2015).
4.9	*	Form of Senior Indenture
4.10	*	Form of Subordinated Indenture
4.11	†	Form of Warrant Agreement
4.12	†	Form of Warrant Certificate
4.13	†	Form of Unit Agreement
4.14	†	Form of Unit Certificate
4.15	†	Form of Purchase Contract Agreement
4.16	†	Form of Purchase Contract

Exhibit Number		Exhibits
4.17	†	Form of Depositary Receipt
4.18	†	Form of Depositary Agreement
4.19	†	Form of Certificate of Designations of Preferred Stock
5.1	**	Opinion of Baker Botts L.L.P.
12.1	*	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	**	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of Cawley, Gillespie & Associates, Inc.
23.3	**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	*	Powers of Attorney (contained on signature page).
25.1	***	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended.
25.2	***	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended.

†
To be filed by amendment or as an exhibit to a current report on Form 8-K of Jones Energy, Inc.

*
Previously filed as an exhibit to our Registration Statement (File No. 333-211569) on Form S-3 as filed on May 25, 2016.

**
Filed herewith.

***
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.